UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 13, 2008

(Date of earliest event reported)

California Micro Devices Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-15449	94-2672609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 N. McCarthy Blvd., No. 100, Milpitas, CA 95035-5112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 263-3214

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Signatures

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2008, the Compensation Committee of Registrant’s Board of Directors approved the structure for a key employee bonus plan for fiscal 2009 and recommended to the independent directors, and the independent directors approved on May 13, 2008, the target bonuses for the individual officers. The resulting fiscal 2009 bonus plan has a target bonus of 60% of base salary for Robert V. Dickinson, President and CEO, and a target bonus of 40% of base salary for each of Messrs. Kevin Berry, CFO; Kyle Baker, Vice President, Marketing; Juergen Lutz, Vice President, Engineering; Daniel Hauck, Vice President, Sales; and Manuel Mere, Vice President, Operations and Information Systems. The target bonus of such six officers aggregates approximately $694,000 (using fiscal 2008 base salaries as fiscal 2009 salaries have not yet been determined) and the target bonus of all 103 plan participants aggregates approximately $2,058,000 (using fiscal 2009 base salaries for non-officers and fiscal 2008 base salaries for officers).

The key employee bonus plan for fiscal 2009 provides for payment of quarterly bonuses rather than annual bonuses as in the past and covers all employees. The Company generally no longer has a sales commission plan. The bonus plan provides that the bonuses are to be a function of five differently weighted components. The components and their weighting are: 25% for the amount of revenue growth versus the prior quarter for base products (that is protection products, and excluding display controllers); 25% for display controller revenue versus target; 15% for overall gross margin; 15% for modified operating cash flow (pretax profit less interest income plus certain planned new product line R&D expense); and 20% is at the discretion of the Board. The amount of each bonus component can range from 0% to 200% of the product of the target bonus times the weighting percentage for such component depending upon Company performance relative to each of these five factors as shown below:

Bonus Component	Minimum	Target	Maximum
Quarterly Revenue Growth	0%	5%	10%
Display Controller Revenue	0	Quarterly target	200% of target
Gross Margin	32%	37%	42%
Modified Operating Cash Flow	0	$1,000,000	$2,000,000
Discretionary	inapplicable	inapplicable	inapplicable

However, there is a cap for the total quarterly bonus payout of 24% of pro forma profit (determined on a non-GAAP basis) before tax excluding bonus expense and certain planned new product line R&D expense.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized on the 19th day of May, 2008.

CALIFORNIA MICRO DEVICES CORPORATION
(Registrant)
By:	/s/ Kevin J. Berry
Kevin J. Berry
Chief Financial Officer